SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): October 1, 2012
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CHURCH & DWIGHT CO., INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

469 North Harrison Street, Princeton, New Jersey	08543
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 683-5900
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On October 1, 2012, Church & Dwight Co., Inc. (the “Company”) completed its previously announced acquisition (the “Acquisition”) of all of the issued and outstanding capital stock of Avid Health, Inc. (“Avid Health”) pursuant to the Stock Purchase Agreement, dated as of August 17, 2012 (the “Agreement”), by and among the Company, Avid Health, the stockholders of Avid Health and the Seller Representative.  Avid Health is a leader in the vitamin, mineral, and supplement category.  Its products, among others, include L’il Critters® children’s gummy vitamins and Vitafusion® adult gummy vitamins.  Pursuant to the terms of the Agreement, the total purchase price, which is subject to adjustment based on the closing working capital of Avid Health and its subsidiaries, consisted of total cash consideration of approximately $650 million. The Company financed the Acquisition with a combination of proceeds from its previously announced underwritten public offering of $400 million aggregate principal amount of 2.875% Senior Notes due 2022, the issuance of commercial paper and cash.

Item 8.01.  Other Events.

On October 1, 2012, the Company issued a press release announcing completion of the Acquisition.  A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
99.1	Church & Dwight Co., Inc. press release, dated October 1, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.

Date:	October 1, 2012	By:	/s/ Matthew T. Farrell
		Name:	Matthew T. Farrell
		Title:	Executive Vice President Finance and Chief Financial Officer